                                                                    EXHIBIT 10.5






                                   TXEN, INC.

================================================================================

                              EMPLOYMENT AGREEMENT
                                      with
                                 PAUL D. REAVES


================================================================================



                            Dated: December 16, 1994

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into on the 16th day of December, 1994, by and, among Paul D. Reaves, residing at 2533 Clydebank Circle, Birmingham, AL 35242 (herein called the "Employee"), TXEN, INC. (herein called "TXEN") with a principal place of business at 10 Inverness Center Parkway, Suite 140, Birmingham, Alabama 35242, and NICHOLS RESEARCH CORPORATION, with a principal place of business located at 4040 Memorial Parkway South, Huntsville, Alabama 35802 (herein called "NRC").

                              W I T N E S S E T H:

         WHEREAS, TXEN is engaged in the business of managed care administration and providing information systems and services to managed care administrators;

         WHEREAS, NRC, as purchaser, and TXEN, as seller, entered into and consummated a Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") whereby NRC acquired one share of Preferred Stock of TXEN, and the Employee's continued employment with TXEN was a material inducement to NRC to enter into the Purchase Agreement;

         WHEREAS, NRC has also entered into a Stock Purchase Option Agreement of even date herewith giving NRC the option to purchase all of the capital stock of TXEN owned by the Employee together with the capital stock owned by the other shareholders of TXEN provided NRC converts the Preferred Stock into Class B Common Stock; and

         WHEREAS, TXEN and NRC desire to obtain the services of the Employee as Executive Vice President of TXEN and the Employee is willing to render such services to TXEN upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Duties and Salary.

         (a) TXEN agrees to employ the Employee and the Employee agrees to accept employment by TXEN on a full-time basis as Executive Vice President of TXEN at a base salary of $5,416.66 per month plus such incentive compensation as the Board of Directors of TXEN (the "Board") may determine payable during the Term of Employment, as hereinafter defined. Such salary shall be subject to increases from time to time as authorized by the Board, provided any increase in compensation paid to the Employee shall require the affirmative vote of the director or directors elected to the Board by NRC so long as NRC owns any capital stock of TXEN.

         (b) The Employee hereby agrees to undertake such travel as may be required in the performance of his duties. The reasonable travel expenses of the Employee shall be reimbursed in accordance with TXEN's reimbursement policy, in effect from time to time.

         (c) The Employee shall carry out his duties under the general supervision of the Board or its designee.

         (d) The Employee's duties shall include the duties and responsibilities identified on Schedule I attached hereto. The Employee shall perform such other tasks and duties as may be assigned by TXEN, from time to time and TXEN reserves the right to change the office and/or position of the Employee within TXEN, so long as such change is mutually acceptable. The Employee shall devote his full time, attention, skill and efforts to the tasks and duties assigned by TXEN. The Employee shall not provide services, for compensation, to any other person or business entity while employed by TXEN without approval of the Board and NRC.

         (e) The Employee shall not be required to relocate beyond the Birmingham, Alabama, metropolitan area without his consent.

2. Term of Employment. This Agreement shall commence as of the date hereof and shall end four years from the date hereof (the "Term of Employment")
 unless terminated earlier or extended as provided herein. Upon expiration of the initial Term of Employment unless earlier terminated as provided herein, the Term of Employment shall continue automatically month-to-month until terminated by either party with at least thirty (30) days' prior written notice with or without cause. Notwithstanding the foregoing, if NRC purchases all of the capital stock of TXEN pursuant to the Stock Purchase Option Agreement, NRC may elect to (1) immediately terminate the Employee's employment or (2) extend the Employee's employment for thirty months after the purchase of all of the capital stock of TXEN by NRC in which event the Term of Employment shall be extended by such additional period, unless terminated earlier as provided herein.

3. Termination Before Expiration of Term of Employment. The termination of the employment of the Employee during the Term of Employment may occur in one of the following ways:

         (a) By TXEN, for cause. Termination by TXEN shall be deemed to be for cause only upon:

             (i)  Employee's conviction of or pleading guilty to a felony;

             (ii) A good faith determination by the board that the Employee has breached either this Agreement, the


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



                  Purchase Agreement or the Stock Purchase Option Agreement;

         (iii) Refusal or failure by the Employee, without reasonable excuse or proper authorization, to carry out any reasonable instructions of the Board consistent with Employee's rights or duties as set forth in this Agreement;

         (iv) Material breach of this Agreement or any material breach of any agreement with NRC;

         (v) The Employee's demonstration of negligence or willful misconduct in the execution of his duties, including without limitation breach of fiduciary duty or the duty of loyalty owed TXEN.

          If TXEN intends to terminate for cause, TXEN shall provide notice to Employee of intent to terminate this Agreement, stating the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provisions so indicated, and shall provide Employee with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, the Employee shall not be deemed in default if the Employee commences immediately to cure the matter and proceeds diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety (90) days of receipt of the notice. TXEN shall not be required to give more than one notice with respect to the same matter. Notwithstanding the foregoing, no notice and no cure right shall be required with respect to termination for cause under 3(a)(i) or an act involving theft of information or property of TXEN.

          (b) By TXEN, Without Cause. Any termination of Employee by TXEN for reasons other than as set forth in subsections 3(a)(i) through 3(a)(v) above shall be a termination without cause. TXEN may terminate the employment of Employee without cause by thirty (30) days' prior written notice at any time. If NRC purchases all of the capital stock of TXEN pursuant to the Stock Purchase Option Agreement, NRC may cause TXEN to terminate the employment of Employee without cause immediately after the closing of such purchase and without giving 30 days' prior notice.

         (c) By the Employee. The Employee may by written notice terminate his employment at any time during the Term of Employment:

             (i) For any reason other than for Good Reason (as defined below) upon thirty (30) days' prior written notice at any time.


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



         (ii) For "Good Reason," defined as termination because of a material breach by TXEN of this Agreement including, without limitation, making a material change in the Employee's duties, responsibilities or authority as set forth in this Agreement, without his express written consent. In all cases in which Employee intends to terminate for Good Reason, the Employee shall provide TXEN with notice of intent to terminate this Agreement, stating the facts and circumstances giving rise to a breach of this Agreement claimed to provide a basis for termination under the provisions so indicated, and shall provide TXEN with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty
                  (30) day period, TXEN shall not be deemed in default if it commences immediately to cure the matter and proceeds diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety
                  (90) days of receipt of the notice. Employee shall not be required to give more than one such notice with respect to the same matter.

         (d) Death of the Employee.

         (e) Disability of Employee. If, during the Term of Employment, a physician selected by TXEN determines that the Employee has become physically or mentally disabled so as to be unable to carry out the normal and usual duties of his employment for three (3) continuous months, and reasonable accommodation cannot be made to allow the Employee to continue to perform his duties full-time, his employment hereunder may be terminated at the election of TXEN or the Employee.


4. Consequences of Termination. The termination of the employment of Employee will cause the following results:

            (a) If the termination is by TXEN for cause, or is by the Employee for any reason other than for Good Reason, TXEN will pay the Employee within five (5) days after the date of termination any unpaid salary, the amount of any accrued annual vacation pay to which he may be entitled under TXEN's vacation plan, and benefits. All such compensation and benefits (if any) shall be paid only through the date termination occurs.

            (b) If the termination is by TXEN without cause or because of death or disability, TXEN shall pay to the Employee, in addition to the amounts set forth in 4(a) above, an amount equal to fifty percent (50%) of the Employee's annualized base salary then in


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effect in monthly installments over a six-month period immediately following the termination.

         (c) If the termination is by the Employee for Good Reason, TXEN shall pay to the Employee, in addition to the amounts set forth in 4(a) above, an amount equal to fifty percent (50%) of the Employee's annualized base salary then in effect in monthly installments over a six-month period immediately following the termination.

         (d) In the event of the Employee's death or disability, the following provisions will apply:

             (i) Upon his death, the Employee's estate will be entitled to receive the amount set forth in Section 4(b) and the benefits set forth in any plans of TXEN then in effect and applicable under the circumstances. The Employee or his estate shall be entitled to no other compensation or benefits in the event of death.


             (ii) Upon termination on account of disability, Employee will be entitled to receive the amount set forth in Section 4(b) and the benefits set forth in any plans of TXEN then in effect and applicable under the circumstances. The Employee or his personal representative shall be entitled to no other compensation or benefits in the event of disability.

         (e) The Employee shall not be required to mitigate the amount of payment provided for in this Section 4 by seeking employment.

         (f) The amounts set forth above in this Section 4 shall be paid and received in complete discharge of any other obligation of TXEN (or NRC) to Employee resulting from termination of his employment.

5.       Fringe Benefits.

         The Employee shall participate in any group health insurance, vacation and sick leave plans, and other benefit plans available to all employees of TXEN in accordance with their terms and conditions which may be amended or terminated by TXEN at any time.

6.       Non-Disclosure Covenants and Proprietary Matters.

         (a) Unless authorized or instructed in writing by TXEN and NRC, the Employee shall not, except as required in the conduct of TXEN's business, during or at any time after the Term of Employment, disclose to others, or use, any of NRC's or TXEN's inventions or discoveries or their respective secret or confidential information or data (oral, written, or in machine readable form) which the Employee may obtain during the course of or in connection with the Employee's employment, including such inventions, discoveries, information, know-how or data relating to machines, equipment, products, systems, software, contracts, contract performance, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, whether or not developed by the Employee, by others in NRC or TXEN or obtained by NRC or TXEN from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge or data have been identified by NRC or TXEN as secret or confidential, unless and until, and then to the extent and only to the extent that, such inventions, discoveries, information, knowledge or data become available to the public otherwise than by the Employee's act or omission.

         (b) The Employee shall not, except as required in the conduct of TXEN's business, disclose to others, or use, any of the information (which, if disclosed or used, could be harmful to NRC or TXEN) relating to present and prospective customers of NRC or TXEN, business dealings with such customers, prospective sales and advertising programs and agreements with representatives or prospective representatives of NRC or TXEN, present or prospective sources of supply or any other business arrangements of NRC or TXEN, including but not limited to customers, customer lists, costs, prices and earnings, whether or not such information is developed by the Employee, by others in NRC or TXEN or obtained by NRC or TXEN from third parties, and irrespective of whether or not such information has been identified by NRC or TXEN as secret or confidential, unless and until, and then to the extent and only to the extent that, such information becomes available to the public otherwise than by the Employee's act or omission

         (c) The Employee agrees to disclose immediately to TXEN or any persons designated by it and to assign to TXEN or its successors or assigns, all inventions made, discovered, or first reduced to practice by the Employee, solely or jointly with others, during the Term of Employment or within a period of six months from the date of termination of such employment (either during or outside of the Employee's working hours and either on or off TXEN's premises), which inventions are made, discovered or conceived either in the course of such employment, or with the use of TXEN's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by TXEN; and the Employee hereby grants and agrees to grant the right to TXEN and its nominees to obtain, for its own benefits it and in its own name (entirely at its expense) patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the employee shall assist TXEN, at TXEN'S expense, without further charge during the term of the employee's employment, and after termination of the Employee's employment at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits and based upon a forty hour work week) as during the last year of the Employee's employment (determined on an hourly basis for this purpose), through counsel designated by TXEN, to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United States or of any foreign country), oaths, disclaimers or other instruments and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid inventions as may reasonably be deemed necessary by TXEN or its nominees to effectuate the vesting or perfecting in TXEN or its nominees of all right, title and interest in and to said inventions, applications and patents. Notwithstanding the foregoing, the Employee need not take any action called for under this Section 6(c) which will cause undue personal hardship to the Employee.

         (d) The Employee agrees to disclose immediately to TXEN or any persons designated by it and to assign to TXEN, at its option, or its successors or assigns, all works of authorship, including all writings, computer programs, software, and firmware, written or created by the Employee solely or jointly with others, during the course of his employment by TXEN (either during or outside of the Employee's working hours and either on or off TXEN's premises), which works are made or conceived either in the course of such employment, or with the use of TXEN's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by TXEN; and the Employee hereby agrees that all such works are works made for hire, of which TXEN is the author and the beneficiary of all rights and protections afforded by the law of copyright in any and all countries; and the Employee will assist TXEN at TXEN's expense without further charges during the term of his employment, and after termination of his employment at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits) as during the last year of his employment (determined on an hourly basis for this purpose assuming a forty hour work week), through counsel designated by TXEN, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid works, as may be deemed necessary by TXEN or by its nominees to effectuate the vesting or perfecting in TXEN or its nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.

         (e) The employee shall keep complete, accurate and authentic accounts, notes, data and records of all inventions made, discovered or developed and all works of authorship written or created by the Employee as aforesaid in the manner and form requested by TXEN.

         (f) All computer or other hardware, computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and other writings, whether copyrightable or not, relating to or dealing with TXEN's or NRC's business and plans, and those of others entrusted to TXEN or NRC, which are prepared or created by the Employee or which may come into his possession during or as a result of his employment, are the property of TXEN or NRC, as applicable, and upon termination of his employment, the Employee agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and writings and all copies thereof to TXEN or NRC.

7.       Non-Solicitation and Non-Competition. During the Restriction Period
(as hereinafter defined) within the United States of America, the Employee shall not directly or indirectly:

         (a) Solicit the business of TXEN from any customer of TXEN or any entity controlled by TXEN or solicit any employees of TXEN to leave the employ of TXEN.

         (b) Directly or indirectly, hire any employees or former employees of TXEN or any entity controlled by TXEN within one year of the date of termination of his employment with TXEN or cause any entity with which the Employee is affiliated to hire any such employees or former employees of TXEN.

         (c) Engage in, represent in any way or be connected with, as consultant, officer, director, partner, employee, sales representative, proprietor, stockholder or otherwise (except for the ownership of a less than 1% stock interest in a publicly-traded corporation where Employee is not in a management or control position), any business competing with the business of TXEN as conducted by TXEN on the date hereof or during the period of Employee's employment by TXEN.

         (d) As used herein, the Restriction Period shall mean the period while the Employee is employed by TXEN and the following periods:

             (i) 36 months after the date the Employee ceases to be employed by TXEN and/or

             (ii) 36 months after NRC purchases all of the capital stock of TXEN pursuant to the Stock Purchase Option Agreement.

         The above periods in sections 7(d)(i) and 7(d)(ii) shall not be mutually exclusive. For example, if NRC purchases the capital stock of TXEN more than 36 months after the Employee ceases to be employed by TXEN, the Restriction Period of 7 (d)(ii) shall apply even though the Restriction Period of 7(d)(i) also applied. Similarly, if the Employee ceases to be employed by TXEN more than 36 months after NRC purchases the capital stock of TXEN, the Restriction Period of section 7(d)(i) shall apply even though the Restriction Period of 7(d)(ii) also applied.

8. No Conflict. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Sections 6 and 7 hereof. Employee covenants to indemnify and hold NRC, TXEN and any of their affiliates harmless from any cost or damages (including attorneys' fees and expenses) resulting from any breach of the provisions of this Agreement.

9.       Survival of Covenants, Effect.

         (a) The covenants on the part of the Employee contained or referred to in Sections 6 and 7 above shall survive termination of this Agreement, and the existence of any claim or cause of action of the Employee against TXEN or NRC, whether predicated on this Agreement or otherwise. The Employee agrees that a remedy at law for any breach of the foregoing covenants contained or referred to in Sections 6 and 7 would be inadequate, that TXEN and NRC would suffer irreparable harm as a result and that NRC and/or TXEN shall be entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to NRC or TXEN and without the posting of any bond or other security. Any breach of this Agreement by TXEN or NRC shall not release the Employee from his obligations under Sections 6 and 7 hereof.

         (b) The Employee hereby represents and acknowledges that NRC and TXEN are relying on the covenants in Sections 6 and 7 in entering into this Agreement and the Purchase Agreement and other agreements related thereto and that the restrictions in Sections 6 and 7 are fair and reasonable. The Employee acknowledges that TXEN does business throughout the United States and that the geographic scope of the covenants in Section 7 is therefore reasonable and necessary to protect the interests of TXEN.

         (c) It is the intent of the parties that the provisions of Sections 6 and 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any particular provision of Sections 6 and 7 shall be adjudicated to be invalid or unenforceable, such provision(s) of Sections 6 and 7 shall be deemed amended to provide restrictions to the fullest extent permissible and consistent with applicable law and policies, and such amendment shall apply only with respect to the particular jurisdiction in which such adjudication is made. If such deemed amendment is not allowed by the adjudicating body, the offending provision, only, shall be deleted and the remainder of Sections 6 and 7 shall not be effected.

10.      Assignment.

         The rights and obligations of TXEN under this Agreement may be assigned by TXEN to NRC or to any other successors in interest of TXEN and/or NRC of that part of the business of TXEN or NRC to which this Agreement applies or to their respective affiliates. This Agreement may not be assigned and any duties of the Employee may not be delegated by the Employee, but any amounts owing to the Employee upon his death shall inure to the benefit of his estate.

11.      Notices.

         All notices or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing, addressed to its/his residence or place of business as set forth above, and shall be mailed by first-class certified mail, return receipt requested, postage prepaid, next-day air delivery, or transmitted by facsimiles or hand delivery. Such notice or other communication shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation. Each party may designate by notice in writing an address to which any notice or communication may thereafter be so given, served or sent. Any notice or other communication sent by Employee to TXEN shall also be sent, at the same time, to NRC. Notices hand delivered to TXEN or NRC must be delivered to an officer of TXEN and NRC and all other notices shall be sent to the attention of the Board, in the case of TXEN, or to the President, in the case of NRC.

12.      Applicable Law Jurisdiction.

         This Agreement has been negotiated and executed in the State of Alabama, and it shall be governed by, construed and enforced in accordance with the internal substantive laws and not the choice of law rules of the State of Alabama.

13.      Effectiveness/Interpretation.

         The parties acknowledge and agree that this Agreement has been negotiated at arm's length between parties equally sophisticated and knowledgeable in the matters dealt with herein. Each party has been represented by counsel of its or his own choosing.


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



Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in the Agreement against the party that drafted it is not applicable and is waived.

14.      Third Party Beneficiary.

         NRC is a third party beneficiary to this entire Agreement but shall have no liability to pay the compensation due Employee and to perform the other obligations of TXEN hereunder. NRC is not a guarantor of any of the TXEN obligations hereunder.

15.      Severability.

         If any of the articles, sections, paragraphs, clauses or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.

16.      Entire Agreement.

         The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing approved by TXEN and NRC and signed by the parties hereto, and this Agreement supersedes all prior understandings and agreements relating to employment of the Employee by TXEN. The parties acknowledge that any prior oral or written agreements between NRC and the Employee, if any, are hereby terminated. The parties acknowledge that the Employee and NRC have also entered into the Purchase Agreement and Stock Purchase Option Agreement which shall be in addition to and not in lieu of the provisions of this Agreement.

         IN WITNESS WHEREOF, TXEN and NRC have caused this Agreement to be executed by their duly authorized officers and the Employee has hereunto set his hand as of the date first above written.


                                    TXEN, INC.

                                    By    /s/ Thomas L. Patterson
                                       ---------------------------------------
                                       Thomas L. Patterson, President


                                   NICHOLS RESEARCH CORPORATION


                                    By: /s/ Louis Rachmeler
                                       ---------------------------------------
                                             Its:  V.P. Acquisitions
                                                 -----------------------------

                                        /s/ Paul D. Reaves
                                       ---------------------------------------
                                       Paul D. Reaves, Employee

                                   SCHEDULE I

                               Duties of Employee


PAUL D. REAVES, EXECUTIVE VICE PRESIDENT

(i)      to perform the duties of managing the sales and marketing staff.

(ii) to develop compensation plans for the sales and marketing staffs of TXEN.

(iii) to create annual sales and marketing plans to best accomplish the business goals of TXEN.

(iv) to train new sales and marketing staff in the sales techniques, products and sales tools of TXEN.

(v) to participate as needed in management, status and other TXEN meetings to assist with the overall management and operation of TXEN towards reaching the TXEN business objectives.

(vi) to oversee the preparation of and approve the proposals submitted to prospective customers by TXEN.

(vii) as required, to participate in or perform demonstrations and other such presentations by TXEN.

(viii)   to negotiate contracts with new customer accounts.

                       AMENDMENT TO EMPLOYMENT AGREEMENT

================================================================================


                           NICHOLS SELECT CORPORATION

                                       AND

                                 PAUL D. REAVES


================================================================================

                             Dated: August 29, 1997

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO CERTAIN EMPLOYMENT AGREEMENT, dated 16th of December, 1994, entered into on this the 29th day of August, 1997, by NICHOLS SELECT CORPORATION, a Delaware corporation and the wholly owned subsidiary of NRC ("SELECT") and Paul D. Reaves ("Employee"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement or the Merger Agreement (hereinafter defined).

                                   WITNESSETH:

         WHEREAS, Nichols Research Corporation ("NRC"), SELECT, a wholly owned subsidiary of NRC, TXEN, Inc. ("TXEN"), and the holders of all of the $0.002 par value Class A Common Stock of TXEN (the "Shareholders") have entered into and consummated an Agreement of Merger dated as of August 27, 1997 (the "Merger Agreement") whereby TXEN merged with and into SELECT;

         WHEREAS, the Employee's continued employment with SELECT was a material inducement to SELECT and NRC to enter into the Merger Agreement;

         WHEREAS, the Employee owned Class A Common Stock of TXEN and received a portion of the Merger Consideration;

         WHEREAS, NRC, pursuant to Section 2 of the Employment Agreement, has elected to extend Employee's Term of Employment after the Effective Date of the merger of TXEN into SELECT; and

         WHEREAS, NRC, SELECT and Employee mutually desire that Employee continue to be employed by SELECT;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the undersigned parties do hereby amend the Employment Agreement as follows:

                  1. SELECT agrees to the continued employment of the Employee, and the Employee agrees to accept continued employment by SELECT on a full-time basis as Senior Vice President of SELECT with the same Duties and Salary as set forth in the Employment Agreement, except that Employee shall report to the Chief Executive Officer of SELECT.

                  2. Section 2 of said Employment Agreement is amended to read as follows:

                     2. Term of Employment. This Agreement shall commence as of the Effective Date of the

                     Merger Agreement and shall end thirty (30) months from the date hereof (the "Term of Employment"), unless terminated earlier or extended as provided herein.

                  3. Unless the context requires otherwise, all references to TXEN, Inc., in the Employment Agreement shall mean SELECT.

         Except as amended above, the Employment Agreement shall remain in full force and effect according to its terms and conditions.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment to Employment Agreement on the date and year first above written.




                                   NICHOLS SEARCH CORPORATION


                                    By: /s/ Michael J. Mruz
                                       ---------------------------------------
                                       Michael J. Mruz,
                                       Its:  Chief Executive Officer



                                       /s/Paul D. Reaves
                                       ---------------------------------------
                                       Paul D. Reaves, Employee

                  AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT

            =======================================================


                            NICHOLS TXEN CORPORATION

                                       AND

                                 PAUL D. REAVES


            =======================================================


                             DATED: NOVEMBER 6, 1998

                              AMENDMENT NUMBER TWO
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT, dated December 16, 1994, as amended August 29, 1997 (the "Employment Agreement"), is entered into on this the 6th day of November, 1998, by NICHOLS TXEN CORPORATION, formerly known as NICHOLS SELECT CORPORATION, a Delaware corporation ("Nichols TXEN"), and PAUL D. REAVES, ("Employee"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement or Merger Agreement (hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, Nichols Research Corporation ("NRC"), NICHOLS SELECT CORPORATION ("Nichols Select"), a wholly owned subsidiary of NRC, TXEN, Inc. ("TXEN"), and the holders of all of the $0.002 par value Class A Common Stock of TXEN (the "Shareholders") entered into and consummated an Agreement of Merger dated as of August 27, 1997 (the "Merger Agreement") whereby TXEN merged with and into Nichols Select with Nichols Select as the surviving corporation (the "Merger");

         WHEREAS, Nichols Select changed its name to Nichols TXEN after the Merger;

         WHEREAS, Employee entered into the Employment Agreement with TXEN which has been assumed by Nichols TXEN and which was amended concurrent with the Merger; and

         WHEREAS, Nichols TXEN and Employee mutually desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the undersigned parties do hereby amend the Employment Agreement as follows:

         1. References in the Employment Agreement to TXEN, Nichols Select or Select shall mean Nichols TXEN wherever the context requires in light of the Merger and the change in name of Nichols Select to Nichols TXEN.

         2. Section 1(a) of the Employment Agreement entitled "Duties and Salary" and Section 1 of the August 29, 1997, Amendment to the Employment Agreement are hereby amended to change the Employee's title to Chief Executive Officer and to increase the base salary to $12,500 per month. Subparagraph 1(d) of the Employment Agreement is hereby amended to delete the first sentence thereof and to substitute in its place the following sentence:

                  "The Employee's duties shall include the duties and responsibilities identified in the Bylaws of Nichols TXEN, as amended, for the position of Chief Executive Officer."

         3. Section 2 of the Employment Agreement and Section 2 of the August 29, 1997, Amendment to the Employment Agreement are deleted and there is hereby substituted a new Section 2 of the Employment Agreement, as follows:

                  "This Employment Agreement shall commence as of the effective date of the Merger Agreement and shall end on the later of

                           (i)      February 28, 2000; or

                           (ii) Two years after the date a registration statement initially registering the Company's common stock under the Securities Act of 1933 is declared effective by the Securities and Exchange Commission, provided such registration statement is declared effective before February 28, 2000.

                           The period between the commencement date and the termination date as set forth above shall be the `Term of Employment,' unless terminated earlier or extended as provided herein. Upon expiration of the initial Term of Employment unless earlier terminated as provided herein, the Term of Employment shall continue automatically month-to-month until terminated by either party with at least thirty (30) days prior written notice with or without cause."

         4. This Amendment is effective on the date hereof.

         5. Except as amended above, the Employment Agreement shall remain in full force and effect according to its terms and conditions.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment Number Two to Employment Agreement on the date and year set forth above.

                                      NICHOLS TXEN CORPORATION


                                      By:
                                         -------------------------------------
                                            Its:
                                                 -----------------------------
                                      /s/ PAUL D. REAVES
                                      ----------------------------------------
                                      PAUL D. REAVES, Employee